Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2019 Results

ARLINGTON, Va.--(BUSINESS WIRE)--January 23, 2020--E*TRADE Financial Corporation (NASDAQ:ETFC):

Fourth Quarter Results

  Net income and net income available to common shareholders of $172 million
  Diluted earnings per common share of $0.76, which includes net losses of $18 million, or $0.08 per diluted share, related to restructuring costs, the benefit to provision for loan losses, and other items(1)
  Total net revenue of $679 million
  Average interest-earning assets of $55.2 billion; net interest margin of 301 basis points
  Daily Average Revenue Trades (DARTs) of 331,000 and derivative DARTs of 111,000, both Company records(2)
  Average and end-of-period margin receivables of $9.7 billion
  Net new accounts of 52,000
  Net new retail and advisor services assets of $5.7 billion
  Capital return to shareholders(3) of $208 million, including share repurchases of $176 million and dividends of $32 million

Full Year 2019 Results

  Net income of $955 million; net income available to common shareholders of $915 million
  Diluted earnings per common share of $3.85, which includes net losses of $44 million, or $0.18 per diluted share, related to losses from balance sheet repositioning, the benefit to provision for loan losses, and other items(1)
  Total net revenue of $2.9 billion, a Company record(2)
  Average interest-earning assets of $58.2 billion; net interest margin of 318 basis points
  DARTs of 291,000 and derivative DARTs of 98,000, both Company records(2)
  Net new accounts of 304,000
  Net new retail and advisor services assets of $14.8 billion
  Capital return to shareholders(3) of $1.2 billion, including share repurchases of $1.1 billion and dividends of $135 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2019, reporting net income of $172 million, diluted earnings per common share of $0.76, and total net revenue of $679 million. Operating margin for the quarter was 37 percent and adjusted operating margin was 34 percent.(4)

“This was another year marked by solid results, remarkable customer engagement, and significant achievements amid a dynamic and evolving operating environment,” said Mike Pizzi, Chief Executive Officer. “We enhanced our award-winning retail platform and #1-rated Corporate Services solution, expanded our Advisor Services offering, and generated our best year ever for customer trading, growth in customer cash, and stock plan implementations. We balanced robust underlying growth with our strongest year ever of capital return to shareholders. As we turn our focus to 2020 and a transformed industry landscape, we will continue to stand out from the crowd through the quality of our digital and customer service experience—areas where E*TRADE truly shines. We will continue to be unyielding in our commitment to delivering for our customers and shareholders, as we solidify E*TRADE as the premiere destination and platform of choice for the digitally inclined investor and trader.”

The Company also declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on March 2, 2020, to shareholders of record as of the close of business on February 25, 2020.

The Company will host a conference call beginning at 5 p.m. ET today to discuss the quarterly results. This conference call will be available to domestic participants by dialing 800-768-2107 while international participants should dial +1 212 231 2915. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to traders, investors, stock plan administrators and participants, and registered investment advisers (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are federal savings banks (Members FDIC). Employee stock and student loan benefit plan solutions are offered by E*TRADE Financial Corporate Services, Inc. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's future plans and its ability to differentiate itself through the quality of customer experiences, deliver value for its customers and shareholders, and pay additional dividends in the future, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend or share repurchase; our ability to participate in consolidation opportunities in our industry, to complete consolidation transactions and to realize synergies or implement integration plans; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program and dividend payments; and the other factors set forth in our annual and quarterly reports on Form 10-K, as amended, and Form 10-Q previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2020 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenue:
Interest income	$475	$521	$538	$2,111	$2,009
Interest expense	(60)	(66)	(56)	(259)	(163)
Net interest income	415	455	482	1,852	1,846
Commissions	56	122	123	421	498
Fees and service charges	181	163	108	588	431
Gains (losses) on securities and other, net	14	16	11	(23)	53
Other revenue	13	11	11	48	45
Total non-interest income	264	312	253	1,034	1,027
Total net revenue	679	767	735	2,886	2,873
Provision (benefit) for loan losses	(19)	(12)	(12)	(51)	(86)
Non-interest expense:
Compensation and benefits	171	167	152	670	621
Advertising and market development	53	41	48	196	200
Clearing and servicing	35	36	32	133	126
Professional services	30	27	26	105	96
Occupancy and equipment	37	34	35	135	124
Communications	29	26	27	99	116
Depreciation and amortization	23	23	22	88	92
FDIC insurance premiums	3	3	4	14	30
Amortization of other intangibles	15	16	14	61	48
Restructuring and acquisition-related activities	21	2	1	23	7
Losses on early extinguishment of debt	—	—	—	—	4
Other non-interest expenses	29	24	21	94	77
Total non-interest expense	446	399	382	1,618	1,541
Income before income tax expense	252	380	365	1,319	1,418
Income tax expense	80	106	95	364	366
Net income	$172	$274	$270	$955	$1,052
Preferred stock dividends	—	20	—	40	36
Net income available to common shareholders	$172	$254	$270	$915	$1,016

Basic earnings per common share	$0.76	$1.08	$1.07	$3.86	$3.90
Diluted earnings per common share	$0.76	$1.08	$1.06	$3.85	$3.88
Weighted average common shares outstanding:
Basic (in thousands)	224,712	235,829	252,610	237,396	260,600
Diluted (in thousands)	225,211	236,313	253,463	237,931	261,669

Dividends declared per common share	$0.14	$0.14	$0.14	$0.56	$0.14

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Cash and equivalents	$750	$2,333
Cash segregated under federal or other regulations	1,879	1,011
Available-for-sale securities	19,501	23,153
Held-to-maturity securities	21,969	21,884
Margin receivables	9,675	9,560
Loans receivable, net(5)	1,595	2,103
Receivables from brokers, dealers and clearing organizations	1,395	760
Property and equipment, net	339	281
Goodwill	2,510	2,485
Other intangibles, net	433	491
Other assets	1,370	942
Total assets	$61,416	$65,003

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$38,606	$45,313
Customer payables	12,849	10,117
Payables to brokers, dealers and clearing organizations	893	948
Corporate debt	1,410	1,409
Other liabilities	1,115	654
Total liabilities	54,873	58,441

Shareholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 403,000 shares issued and outstanding at both December 31, 2019 and 2018, respectively; aggregate liquidation preference of $700 at both December 31, 2019 and 2018, respectively	689	689
Common stock, $0.01 par value, 400,000,000 shares authorized, 222,622,333 and 246,495,174 shares issued and outstanding at December 31, 2019 and 2018, respectively	2	2
Additional paid-in-capital	4,416	5,462
Retained earnings	1,464	684
Accumulated other comprehensive loss	(28)	(275)
Total shareholders' equity	6,543	6,562
Total liabilities and shareholders' equity	$61,416	$65,003

Key Performance Metrics(6)
Corporate (dollars in millions)	Qtr ended 12/31/19	Qtr ended 9/30/19	Qtr ended 12/31/19 vs. 9/30/19	Qtr ended 12/31/18	Qtr ended 12/31/19 vs. 12/31/18

Operating margin %(4)	37%	50%	(13)%	50%	(13)%
Adjusted operating margin %(4)	34%	48%	(14)%	48%	(14)%

Employees	4,122	4,297	(4)%	4,035	2%

Return on common equity(7)	12%	17%	(5)%	19%	(7)%
Adjusted return on common equity(7)	11%	16%	(5)%	18%	(7)%
Common equity book value per share(8)	$26.30	$25.92	1%	$23.83	10%
Tangible common equity book value per share(8)	$15.22	$15.01	1%	$13.52	13%

Cash and equivalents	$750	$493	52%	$2,333	(68)%
Corporate cash(9)	$645	$380	70%	$391	65%

Average interest-earning assets	$55,201	$55,438	— %	$60,128	(8)%
Net interest margin (basis points)	301	328	(27)	320	(19)

Customer Activity (dollars in billions)	Qtr ended 12/31/19	Qtr ended 9/30/19	Qtr ended 12/31/19 vs. 9/30/19	Qtr ended 12/31/18	Qtr ended 12/31/19 vs. 12/31/18

Customer directed trades (MM)(10)	20.8	17.4	20%	17.7	18%
Trading days	63.0	63.5	N.M.	62.0	N.M.

DARTs(10)	330,821	273,380	21%	286,116	16%
Derivative DARTs(10)	111,326	96,844	15%	93,664	19%
Derivative DARTs %(10)	34%	35%	(1)%	33%	1%

Margin receivables	$9.7	$9.9	(2)%	$9.6	1%

Key Performance Metrics(6)
Customer Activity (dollars in billions)	Qtr ended 12/31/19	Qtr ended 9/30/19	Qtr ended 12/31/19 vs. 9/30/19	Qtr ended 12/31/18	Qtr ended 12/31/19 vs. 12/31/18

Gross new retail accounts	147,575	121,754	21%	1,052,383	(86)%
Gross new advisor services accounts(11)	6,702	6,785	(1)%	8,381	(20)%
Gross new corporate services accounts	76,877	86,870	(12)%	72,186	6%
Gross new accounts	231,154	215,409	7%	1,132,950	(80)%

Net new retail accounts	39,619	7,469	430%	951,351	(96)%
Net new advisor services accounts(11)	(2,203)	(874)	(152)%	1,178	N.M.
Net new corporate services accounts	14,955	40,006	(63)%	28,154	(47)%
Net new accounts	52,371	46,601	12%	980,683	(95)%

End of period retail accounts	5,169,757	5,130,138	1%	5,007,767	3%
End of period advisor services accounts(11)	148,198	150,401	(1)%	151,241	(2)%
End of period corporate services accounts	1,908,836	1,893,881	1%	1,763,829	8%
End of period accounts	7,226,791	7,174,420	1%	6,922,837	4%

Net new retail account growth rate	3.1%	0.6%	2.5%	93.8%	(90.7)%
Net new advisor services account growth rate(11)	(5.9)%	(2.3)%	(3.6)%	3.1%	(9.0)%
Net new corporate services account growth rate	3.2%	8.6%	(5.4)%	6.5%	(3.3)%
Net new total account growth rate	2.9%	2.6%	0.3%	66.0%	(63.1)%

Net new retail assets(12)	$5.8	$2.8	107%	$19.8	(71)%
Net new advisor services assets(11)(12)	(0.1)	—	(100)%	0.2	(150)%
Net new retail and advisor services assets	$5.7	$2.8	104%	$20.0	(72)%

Net new retail assets growth rate	7.0%	3.4%	3.6%	25.2%	(18.2)%
Net new advisor services assets growth rate(11)	(2.3)%	0.8%	(3.1)%	3.9%	(6.2)%
Net new retail and advisor services assets growth rate	6.5%	3.2%	3.3%	24.0%	(17.5)%

Retail Assets
Security holdings	$291.7	$266.3	10%	$225.6	29%
Cash and deposits	70.0	64.0	9%	58.5	20%
Retail assets	$361.7	$330.3	10%	$284.1	27%

Advisor Services Assets
Security holdings	$19.0	$18.4	3%	$16.4	16%
Cash and deposits	1.0	1.0	—%	1.7	(41)%
Advisor services assets(11)	$20.0	$19.4	3%	$18.1	10%

Corporate Services Assets
Vested equity holdings	$110.9	$95.6	16%	$75.5	47%
Vested options holdings	48.2	43.3	11%	36.4	32%
Corporate services vested assets	$159.1	$138.9	15%	$111.9	42%
Unvested holdings	136.7	115.4	18%	94.4	45%
Corporate services assets	$295.8	$254.3	16%	$206.3	43%

Key Performance Metrics(6)
Customer Activity (dollars in billions)	Qtr ended 12/31/19	Qtr ended 9/30/19	Qtr ended 12/31/19 vs. 9/30/19	Qtr ended 12/31/18	Qtr ended 12/31/19 vs. 12/31/18

Total Customer Assets
Security holdings	$310.7	$284.7	9%	$242.0	28%
Cash and deposits(13)	71.0	65.0	9%	60.2	18%
Retail and advisor services assets	$381.7	$349.7	9%	$302.2	26%
Corporate services vested assets	159.1	138.9	15%	111.9	42%
Retail, advisor services, and corporate services vested assets	$540.8	$488.6	11%	$414.1	31%
Corporate services unvested holdings	136.7	115.4	18%	94.4	45%
Total customer assets	$677.5	$604.0	12%	$508.5	33%

Net (buy) / sell activity
Retail net (buy) / sell activity	$2.0	$0.2	N.M.	$(2.0)	N.M.
Advisor services net (buy) / sell activity	—	—	N.M.	0.4	N.M.
Net (buy) / sell activity	$2.0	$0.2	N.M.	$(1.6)	N.M.

Market Indices
Dow Jones Industrial Average	28,538	26,917	6%	23,327	22%
Nasdaq Composite	8,973	7,999	12%	6,635	35%
Standard & Poor's 500	3,231	2,977	9%	2,507	29%

Capital	Qtr ended 12/31/19	Qtr ended 9/30/19	Qtr ended 12/31/19 vs. 9/30/19	Qtr ended 12/31/18	Qtr ended 12/31/19 vs. 12/31/18

E*TRADE Financial
Tier 1 leverage ratio(14)	6.9%	6.9%	—%	6.6%	0.3%
Common Equity Tier 1 capital ratio(14)	31.5%	31.4%	0.1%	31.1%	0.4%
Tier 1 risk-based capital ratio(14)	37.9%	37.8%	0.1%	37.3%	0.6%
Total risk-based capital ratio(14)	38.2%	38.2%	—%	37.8%	0.4%

E*TRADE Bank
Tier 1 leverage ratio(14)	7.2%	7.4%	(0.2)%	7.1%	0.1%
Common Equity Tier 1 capital ratio(14)	36.5%	37.2%	(0.7)%	34.9%	1.6%
Tier 1 risk-based capital ratio(14)	36.5%	37.2%	(0.7)%	34.9%	1.6%
Total risk-based capital ratio(14)	36.7%	37.5%	(0.8)%	35.2%	1.5%

Average Balance Sheet Data
(dollars in millions)	Three Months Ended
	December 31, 2019			September 30, 2019
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost

Cash and equivalents	$369	$2	1.66%	$429	$2	2.11%
Cash segregated under federal or other regulations	1,453	7	1.94%	1,073	7	2.41%
Investment securities	40,862	303	2.97%	41,326	324	3.13%
Margin receivables	9,670	106	4.33%	9,880	120	4.83%
Loans	1,707	23	5.50%	1,812	25	5.58%
Broker-related receivables and other	1,140	5	1.66%	918	5	2.02%
Total interest-earning assets	55,201	446	3.22%	55,438	483	3.47%
Other interest revenue(a)	—	29		—	38
Total interest-earning assets	55,201	475	3.43%	55,438	521	3.74%
Total non-interest earning assets	5,673			5,859
Total assets	$60,874			$61,297

Sweep deposits:
Brokerage sweep deposits	$28,661	$5	0.08%	$30,559	$11	0.14%
Bank sweep deposits(b)	2,397	11	1.77%	—	—	—%
Savings deposits	5,991	20	1.26%	7,533	27	1.44%
Other deposits	1,601	—	0.03%	1,614	—	0.03%
Customer payables	11,940	6	0.18%	10,915	7	0.27%
Broker-related payables and other	957	—	0.14%	1,241	2	0.51%
Other borrowings	299	2	2.63%	102	1	4.77%
Corporate debt	1,410	13	3.87%	1,410	14	3.86%
Total interest-bearing liabilities	53,256	57	0.42%	53,374	62	0.46%
Other interest expense(c)	—	3		—	4
Total interest-bearing liabilities	53,256	60	0.45%	53,374	66	0.49%
Total non-interest-bearing liabilities	1,255			1,251
Total liabilities	54,511			54,625
Total shareholders' equity	6,363			6,672
Total liabilities and shareholders' equity	$60,874			$61,297
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$1,945	$415	3.01%	$2,064	$455	3.28%
(a) (b) (c)

Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in a sweep deposit account program.

Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Average Balance Sheet Data	Three Months Ended
(dollars in millions)	December 31, 2018
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$663	$4	2.17%
Cash segregated under federal or other regulations	588	4	2.44%
Investment securities	45,036	333	2.95%
Margin receivables	11,065	140	5.03%
Loans	2,196	30	5.50%
Broker-related receivables and other	580	2	1.95%
Total interest-earning assets	60,128	513	3.41%
Other interest revenue(a)	—	25
Total interest-earning assets	60,128	538	3.57%
Total non-interest-earning assets	4,276
Total assets	$64,404

Sweep deposits:
Brokerage sweep deposits	$38,119	$19	0.20%
Bank sweep deposits	—	—	—%
Savings deposits	3,617	6	0.72%
Other deposits	1,839	—	0.03%
Customer payables	10,070	9	0.34%
Broker-related payables and other	1,597	3	0.86%
Other borrowings	474	4	3.10%
Corporate debt	1,409	14	3.91%
Total interest-bearing liabilities	57,125	55	0.38%
Other interest expense(b)	—	1
Total interest-bearing liabilities	57,125	56	0.40%
Total non-interest-bearing liabilities	768
Total liabilities	57,893
Total shareholders' equity	6,511
Total liabilities and shareholders' equity	$64,404
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,003	$482	3.20%
(a) (b)

Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Fees and Service Charges
(dollars in millions)	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Money market funds and sweep deposits revenue(a)	$69	$62	$18
Order flow revenue	54	46	44
Advisor management and custody fees	21	19	18
Mutual fund service fees	13	13	12
Foreign exchange revenue	9	8	4
Reorganization fees	6	5	4
Other fees and service charges	9	10	8
Total fees and service charges	$181	$163	$108
(a)

Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third- party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating operating margin performance. See endnote (4) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. Adjusted net income available to common shareholders excludes the after-tax impact of the provision (benefit) for loan losses and losses on early extinguishment of debt. Management believes that excluding the provision (benefit) for loan losses and losses on early extinguishment of debt from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating return on common equity performance. See endnote (7) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (9) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net income available to common shareholders of $172 million or $0.76 per diluted share for the three months ended December 31, 2019 includes a net loss of $18 million, or $0.08 per diluted share related to the following items (dollars in millions, except per share amounts):

	Pre-Tax	After-Tax	Per Share
	Amount	Amount	Amount
Provision (benefit) for loan losses	$19	$14	$0.06
Restructuring and acquisition-related activities(a)	(21)	(15)	(0.07)
Other non-interest expense(b)	(8)	(6)	(0.02)
Income tax expense(c)	—	(11)	(0.05)
Total	$(10)	$(18)	$(0.08)
(a) (b) (c)

Primarily related to restructuring costs associated with the exit of our New York headquarters and severance resulting from organizational changes driven by an enterprise-wide cost containment initiative.

Impairment of certain technology assets.

Primarily related to revaluation of state deferred taxes.

Net income available to common shareholders of $915 million or $3.85 per diluted share for the year ended December 31, 2019 includes a net loss of $44 million, or $0.18 per diluted share related to the following items (dollars in millions, except per share amounts):

	Pre-Tax	After-Tax	Per Share
	Amount	Amount	Amount
Gains (losses) on securities and other, net(a)	$(80)	$(58)	$(0.25)
Provision (benefit) for loan losses	51	38	0.16
Communications(b)	14	10	0.04
Restructuring and acquisition-related activities(c)	(23)	(17)	(0.07)
Other non-interest expense(d)	(8)	(6)	(0.02)
Income tax expense(e)	—	(11)	(0.04)
Total	$(46)	$(44)	$(0.18)
(a) (b) (c) (d) (e)

Losses from balance sheet repositioning recognized from the sale of $4.5 billion of lower-yielding investment securities in the second quarter of 2019.

Change in estimate for previous market data usage in the first quarter of 2019.

Primarily related to restructuring costs associated with the exit of our New York headquarters and severance resulting from organizational changes driven by an enterprise-wide cost containment initiative.

Impairment of certain technology assets.

Primarily related to revaluation of state deferred taxes.

(2) Records based on the period during which metric has been reported by the Company.

(3) Capital return to shareholders represents the amount returned to shareholders through share repurchases and common stock dividends.

(4) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q4 2019		Q3 2019		Q4 2018
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$252	37%	$380	50%	$365	50%
Add back impact of pre-tax items:
Provision (benefit) for loan losses	(19)		(12)		(12)
Subtotal	(19)		(12)		(12)
Adjusted income before income tax expense and adjusted operating margin	$233	34%	$368	48%	$353	48%

(5) The following table presents the allowance for loan losses (dollars in millions):

	Q4 2019	Q4 2018

Allowance for loan losses, beginning	$27	$41
Provision (benefit) for loan losses	(19)	(12)
(Charge-offs) recoveries, net	9	8
Allowance for loan losses, ending	$17	$37

Loan servicing expense was $3 million, $3 million, and $3 million for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. Loan servicing expense was $12 million and $18 million for the years ended December 31, 2019 and 2018, respectively.

(6) Amounts and percentages may not recalculate due to rounding. For percentage-based metrics, the variance represents the current period less the prior period. Net new account and asset growth rates have been annualized.

(7) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q4 2019		Q3 2019		Q4 2018
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity	$172	12%	$254	17%	$270	19%
Add back impact of the following items:
Provision (benefit) for loan losses	(19)		(12)		(12)
Subtotal	(19)		(12)		(12)
Income tax impact	5		3		3
Net of tax	(14)		(9)		(9)
Adjusted net income available to common shareholders and return on common equity	$158	11%	$245	16%	$261	18%

(8) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q4 2019		Q3 2019		Q4 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$5,854	$26.30	$5,880	$25.92	$5,873	$23.83
Less: Goodwill and other intangibles, net	(2,943)		(2,931)		(2,976)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	477		456		436
Tangible common equity book value	$3,388	$15.22	$3,405	$15.01	$3,333	$13.52

(9) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q4 2019	Q3 2019	Q4 2018
Consolidated cash and equivalents	$750	$493	$2,333
Less: Cash at regulated subsidiaries	(716)	(465)	(2,347)
Add: Cash on deposit at E*TRADE Bank(a)	611	352	405
Corporate cash	$645	$380	$391
(a)

Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(10) Beginning in November 2019, the definition of DARTs was updated to reflect all customer-directed trades. This includes trades associated with no-transaction-fee mutual funds, options trades through the Dime Buyback Program, and all exchange-traded funds transactions (including those formerly classified as commission-free). DARTs is calculated by dividing these customer-directed trades by the number of trading days during the period. This update did not result in a significant impact to the presentation of DARTs, derivative DARTs, and derivative DARTs %. Prior periods have been updated to conform with the current period presentation.

(11) November 2019 advisor services accounts and assets include a net reduction of 2,000 accounts and $390 million in assets from the sale of the self-directed IRA custodial business, consisted primarily of alternative assets that were not core to E*TRADE Advisor Services’ offering.

(12) Net new retail and advisor services assets exclude the effects of market movements in the value of retail and advisor services assets.

(13) The following table provides the components of total cash and deposits (dollars in billions):

	Q4 2019	Q3 2019	Q4 2018
Brokerage sweep deposits	$27.9	$30.8	$39.3
Bank sweep deposits(a)	6.4	—	—
Customer payables	12.8	11.2	10.1
Savings, checking, and other banking assets(a)	4.3	9.6	6.0
Total on-balance sheet cash	51.4	51.6	55.4
Brokerage sweep deposits at unaffiliated financial institutions(b)	16.9	11.7	3.0
Bank sweep deposits at unaffiliated financial institutions(c)	0.8	—	—
Money market funds and other	1.9	1.7	1.8
Total cash held by third parties(d)	19.6	13.4	4.8
Total customer cash and deposits	$71.0	$65.0	$60.2
(a)

Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in a sweep deposit account program. Savings, checking, and other banking assets include $1.0 billion, $6.3 billion and $2.0 billion of deposits at December 31, 2019, September 30, 2019 and December 31, 2018, respectively, in our Premium Savings Account product. We plan to convert the remaining Premium Savings Account balances to the sweep deposit account program.

(b)

Average brokerage sweep deposit balances at unaffiliated financial institutions were $14.7 billion, $11.0 billion and $3.0 billion for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. The Company received 179 bps, 218 bps, and 203 bps, net of interest paid, on these balances for the same periods.

(c)

Average bank sweep deposits at unaffiliated institutions were $317 million for the three months ended December 31, 2019. The Company received 6 bps, net of interest paid, on these balances for the same period. Bank sweep deposits at unaffiliated financial institutions include customer cash related to Premium Savings Accounts held outside E*TRADE Financial presented net of deposit balances from unaffiliated financial institutions held on-balance sheet.

(d)

Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions, net of deposit balances from unaffiliated financial institutions held on-balance sheet. Customer cash held by third parties is not reflected in the Company's consolidated balance sheet and is not immediately available for liquidity purposes.

(14) E*TRADE Financial and E*TRADE Bank's capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	E*TRADE Financial		E*TRADE Bank
	Q4 2019	Q4 2018	Q4 2019	Q4 2018
Shareholders’ equity	$6,543	$6,562	$3,488	$3,557
Deduct:
Preferred stock	(689)	(689)	—	—
Common Equity Tier 1 capital before regulatory adjustments	$5,854	$5,873	$3,488	$3,557
Add:
Losses in other comprehensive income on available-for-sale debt securities, net of tax	28	275	28	275
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,466)	(2,540)	(276)	(287)
Disallowed deferred tax assets	(70)	(200)	—	(61)
Common Equity Tier 1 capital	$3,346	$3,408	$3,240	$3,484
Add:
Preferred stock	689	689	—	—
Tier 1 capital	$4,035	$4,097	$3,240	$3,484
Add:
Other	25	46	17	37
Total capital	$4,060	$4,143	$3,257	$3,521

Average assets for leverage capital purposes	$60,968	$64,767	$45,320	$49,568
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,466)	(2,540)	(276)	(287)
Disallowed deferred tax assets	(70)	(200)	—	(61)
Adjusted average assets for leverage capital purposes	$58,432	$62,027	$45,044	$49,220

Total risk-weighted assets(a)	$10,635	$10,970	$8,872	$9,994

Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.9%	6.6%	7.2%	7.1%
Common Equity Tier 1 capital / Total risk-weighted assets(a)	31.5%	31.1%	36.5%	34.9%
Tier 1 capital / Total risk-weighted assets	37.9%	37.3%	36.5%	34.9%
Total capital / Total risk-weighted assets	38.2%	37.8%	36.7%	35.2%
(a)

Under the regulatory guidelines for risk-based capital, on-balance sheet assets, and credit-equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

Contacts

E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com